Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-210943, 333-197102, 333-182929, 333-182928, 333-144192, 333-144191, 333-144182, 333-135360, 333-127057, 333-116734, 333-116733, 333-106310, 333-100574, 333-43486, 333-41376, 333-62013, and 033-61111) of Churchill Downs Incorporated of our report dated February 23, 2022 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
February 23, 2022